Exhibit 99.1

Kellogg Company News
For release:	October 21, 2010
Analyst Contact:	Kathryn Koessel	(269) 961-9089
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY ADJUSTS 2010 FULL-YEAR GUIDANCE

ON WEAKER THAN EXPECTED PERFORMANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced that it is lowering full-year 2010 financial guidance based on softer than expected performance. The decline was driven by weaker performance in some of the Company’s core cereal markets, continued competitive intensity, and lingering impact of the cereal recall.

For the third quarter, the Company estimates a net sales decline of 4 percent on a reported basis and 2 percent on an internal basis, which excludes the impact of foreign currency translation. Third quarter operating profit is estimated to decrease 5 percent on a reported basis and 3 percent on an internal basis. Third quarter earnings per share are estimated to decline 4 percent on a reported basis, or 2 percent on a currency-neutral basis.

Based on these results and the outlook for the remainder of the year, Kellogg Company has lowered full-year 2010 guidance. Internal net sales are expected to be down approximately one percent. Internal operating profit is expected to be approximately flat, which includes the benefit of lower 2010 incentive compensation costs. Currency-neutral earnings per share growth is now anticipated to be in the 4 to 5 percent range. The Company will report 2010 third quarter results on Tuesday, November 2, 2010 followed by a conference call to discuss the quarterly results and outlook for the remainder of 2010 as well as provide guidance for full-year 2011.

Kellogg Company President and CEO, David Mackay, commented, “2010 has clearly been a challenging year, and we are disappointed with our third quarter performance. We will discuss more details on our third quarter earnings conference call.”

Conference Call / Webcast

Kellogg will host a conference call to discuss the third quarter results and 2010 and 2011 outlook on November 2, 2010 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts

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and institutional investors may participate in the Q&A session by dialing 888-465-4043 in the U.S., and 201-604-5146 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

With 2009 sales of nearly $13 billion, Kellogg Company is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, fruit-flavored snacks, frozen waffles, and veggie foods. The Company’s brands include Kellogg’s®, Keebler®, Pop-Tarts®, Eggo®, Cheez-It®, Nutri-Grain®, Rice Krispies®, BearNaked®, Morningstar Farms®, Famous Amos®, Special K®, All-Bran®, Frosted Mini-Wheats®, Club® and Kashi®. Kellogg products are manufactured in 18 countries and marketed in more than 180 countries around the world. For more information, visit the Kellogg Company web site at http://www.kelloggcompany.com.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s estimated third quarter results, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “will deliver,” “anticipates,” “projects,” “estimates,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives,

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properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update them.

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